UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signatures
Exhibit 99.1 Agreement of Dana Corp and Bernard N. Cole

Item 1.01. Entry into a Material Definitive Agreement.

     On December 14, 2004, Dana Corporation (Dana) entered into an agreement with Bernard N. Cole, Vice President of the company and President of the Heavy Vehicle Technology and Systems Group, one of its strategic business units. Under the terms of the agreement, if Mr. Cole postpones his retirement from Dana until February 28, 2007, his annual base salary will be increased in 2005 and in 2006; in 2005 he will receive a grant of restricted stock with a market value of $248,000 at the date of grant; and in 2006 he will be eligible to receive an additional grant of restricted stock with a value of up to the same amount depending on the 2005 performance of his strategic business unit. A copy of the agreement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Agreement between Dana Corporation and Bernard N. Cole

2

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: December 17, 2004	By:	/s/ Michael L. DeBacker
	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and Secretary

3